UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2008

SkillSoft Public Limited Company

 (Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 324-3000

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure

On November 24, 2008, SkillSoft Public Limited Company (the “Company”) issued a press release announcing its third quarter fiscal 2009 results, which also was furnished by the Registrant on Form 8-K on November 24, 2008. The press release contained an error with respect to the anticipated adjusted net income for the fiscal 2009 fourth quarter. The press release dated November 24, 2008 reported an anticipated adjusted net income for the fiscal 2009 fourth quarter to be between $5.0 million and $8.0 million, or $0.05 to $0.07 per basic and diluted share. The correct range for anticipated adjusted net income for the fiscal 2009 fourth quarter should have been reported as between $6.0 million and $9.0 million, or $0.06 to $0.08 per basic and diluted share.

The Company reconfirms that its targeted adjusted net income for fiscal 2009 is estimated to be between $38.0 million and $41.0 million, or $0.35 to $0.38 per basic and diluted share.  Targeted adjusted net income for fiscal 2009 is calculated by combining the net income for the nine months ended October 31, 2008 of $32.0 million and the anticipated adjusted net income for the fiscal 2009 fourth quarter of between $6.0 million and $9.0 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2008	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer